Verta ENERGY

Integrated Waste to Energy

Waste to Energy Production through Vertical Integration

Stephen Padgett, Chief Executive Officer

25 November 2010

RIV4ERS

Introduction

- Vision and Strategy
- UK Site and Infrastructure
- Key Milestones Achieved
- Vertical Integration
- Business Risks
- Summary

Vision and Strategy

- Vision and Strategy
  - US quoted company with access to capital
  - Build a renewable energy company with 100 MW+ of power generation from waste feedstocks in the U.K. and U.S., on a phased basis
  - Vertically integrate to control the "upstream" supply chain and capture margins
  - Take advantage of the global financial collapse to acquire assets from distressed situations at a deep discount to cost
- Project 1 Timeline – UK Site in Northumberland
  - Phase I: Infrastructure acquisition, reconfiguration and development (Complete)
  - Phase II: 7 MW – Obtain all necessary licenses, commence production and integrate captive feedstock (mid 2011)
  - Phase III: 20 MW – Expansion and fully integrated feedstock supply (2012)
  - Phase IV: 50 MW – Expansion and fully integrated feedstock supply (2013)
- Future Growth
  - Build out "Waste to Energy" projects in the U.K and U.S.
  - Current Pipeline: 20 MW Kentucky Project, to be initiated on existing U.S. site
  - Use existing infrastructure to incubate new technology businesses for future integration

UK Site and Infrastructure



UK Site – Zoning overlay



Water Treatment
Used Oil Processing
Finished Fuel Products
Used Oil Storage
Core Fuel Processing Plant
Energy Centre
Virgin Oil Processing
Security & Weighbridge
Logistics & Administration Centre
Effluent Treatment

Key Milestones Achieved

- Acquired UK Site at a significant discount to cost
- Re-zoned site and prepared for installation of integrated processing facilities
- Base infrastructure for energy generation, fuels processing and storage already in place
- Established strong relationships with local regulators and have commenced permit enhancement for new activities on site
- Acquired feedstock business, infrastructure and expertise
- Recruited core management team with strong, experienced operational and corporate management skills
- Established relationships with offtakers for energy and surplus fuels and targets for supply chain integration

Vertical Integration

- Objective:
  - To be self sufficient in feedstock supply
- Implementation:
  - Install infrastructure to produce larger scale fuel supply
  - Merge with businesses in the supply chain
  - Establish and exploit import opportunities where arbitrages exist
  - Multi feedstock supply provides operational flexibility and trading capability to maximise earnings

Business Risks

- Feedstock Supply Risk
  - 65% Phase II already under negotiation with organic growth potential up to 80% of Phase III requirements in 12 months
  - Significant import opportunities from Europe and U.S. at a discount to U.K. aggregator prices. Own virgin oil supply to top up during ramp up
- Technology and Execution Risk
  - Using proven, modular technology from reliable suppliers - off the shelf
  - Preventative maintenance and rotational shutdown
  - Utilization rates between 75% and 90% giving ample redundancy. Local engine supplier will allow fast and efficient maintenance
  - Forecast capital costs assumes all purchases off the shelf - new equipment
- Cost Overruns & Operational Risk
  - 20% contingency applied to all capital costs
  - Conservative ramp up schedule allows for slippage
  - Core team already in place. Operational flexibility is integral to the business model allowing the sites to be optimal in generating EBITDA through variable market conditions

Summary

- Phase I of UK Project is complete in line with strategy
- Planning for expansion developed
- Funding process underway (to the extent required)
- Business Model mitigates Business Risks
- Growth opportunities already identified

Thank you